EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated February 15, 2011, with respect to the statement of condition including the related portfolio of Build America Bonds Income Trust, 10-20 Year Series 28 (included in Van Kampen Unit Trusts, Taxable Income Series 310) as of February 15, 2011, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-170269) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
February 15, 2011